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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-73445 and 333-67766) pertaining to the Trikon Technologies, Inc. employee benefit plans listed on the facing sheets thereof and in the Registration Statement (Form S-3 No. 333-63640) and related Prospectus of Trikon Technologies, Inc. of our report dated February 1, 2002, with respect to the consolidated financial statements and schedule of Trikon Technologies, Inc. included in this Annual Report (Form 10-K), for the year ended December 31, 2001.


/s/ Ernst & Young LLP

Ernst & Young LLP
Bristol, England

March 21, 2002